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                                                                   EXHIBIT 11.1

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (In millions, except share information)

                                              For the Year Ended                For the Year Ended
                                              December 31, 1997                 December 31, 1996
                                              -----------------                 -----------------
                                              Basic       Diluted              Basic       Diluted
                                              ------      -------               -----      -------
Income (loss) before
 extraordinary items                          208.2          $208.2               $151.9      $151.9
 Extraordinary items                          (1.0)            (1.0)                   -           -
                                              -----       ----------          ----------  ----------
Net income (loss)                             207.2          $207.2               $151.9      $151.9
                                              =====       ==========          ==========  ==========
Weighted Average Shares:
 Common shares outstanding                    4,770       66,304,770          60,485,696  60,485,696
 Exercise of stock options (1)                    -        1,943,313                   -   3,275,938
 Exercise of warrants (2)                         -                -                   -           -
                                              -----       ----------          ----------  ----------
Common and equivalent shares
 outstanding                                  4,770       68,248,083          60,485,696  63,761,634
                                              =====       ==========          ==========  ==========
Per Common and Equivalent Share:
 Income (loss) before
 extraordinary items                          $3.14            $3.05               $2.51       $2.38
 Extraordinary items                          (0.01)           (0.01)                  -           -
                                              -----       ----------          ----------  ----------
 Net income (loss) per share                  $3.13            $3.04               $2.51       $2.38
                                              =====       ==========          ==========  ==========



                                          For the Year Ended               For the Year Ended                For the Year Ended
                                           December 31, 1995                 December 31, 1994                December 31, 1993
                                           -----------------                 -----------------                -----------------
                                          Basic          Diluted           Basic             Diluted         Basic      Diluted (3)
Income (loss) before                      ------      ----------           -----             -------         ------    ----------
 extraordinary items                       $ 94.2       $ 94.2                $59.8          $59.8             $ (2.1)     $ (2.1)
 Extraordinary items                         (2.6)        (2.6)                   -              -              (11.7)      (11.7)
                                           ------   ----------           -----------     ---------         ----------- ----------
Net income (loss)                          $ 91.6       $ 91.6                $59.8          $59.8             $(13.8)     $(13.8)
                                           ======   ==========           ===========     =========         =========== ==========
Weighted Average Shares:
 Common shares outstanding                944,181   48,944,181           42,602,167     42,602,167         35,500,014  35,500,014
 Exercise of stock options (1)                  -    3,544,757                    -      3,321,954                  -           -
 Exercise of warrants (2)                       -            -                    -      1,514,356                  -
                                          ------    ---------            ----------     ----------         ----------  ----------
Common and equivalent shares
 outstanding                              944,181   52,488,938           42,602,167     47,438,477         35,500,014  35,500,014
                                          =======   ==========           ==========     ==========         =========== ==========
Per Common and Equivalent Share:
 Income (loss) before
 extraordinary items                       $ 1.92       $ 1.79                $1.40          $1.26             $(0.06)     $(0.06)
 Extraordinary items                        (0.05)       (0.05)                   -              -              (0.33)      (0.33)
                                           ------   ----------           ----------     ----------         ----------  ----------
 Net income (loss) per share               $ 1.87       $ 1.74                $1.40          $1.26             $(0.39)     $(0.39)
                                           ======   ==========           ==========     ==========         ==========  ==========

(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such optons.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3)  This calculation is submitted in accordance with Regulation S-K item 601(b)
     (11) although not required by footnote 2 to paragrapg 14 of the APB Opinion No. 15 because of the antidilutive effect on net loss per share.